UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

J&J SNACK FOODS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	000-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2022, the Board of Directors (the “Board”) of J & J Snack Foods Corp. (the “Company”) appointed Ms. Mary Meder to the Board, effective September 1, 2022.  Ms. Meder has over thirty-five (35) years of business and advertising experience.  She is currently President of Harmelin Media, a national independently owned strategic media and marketing agency located in Bala Cynwyd, Pennsylvania.  Ms. Meder brings a deep understanding of organic growth strategies, strategic planning and executive leadership.  Ms. Meder currently serves as President of the Philadelphia Ad Club and chair of Penn State’s School of Communication.

Ms. Meder’s appointment increases the Board’s size from seven to eight members.

The Board has determined that Ms. Meder qualifies as independent under the NASDAQ listing standards and will participate in the non-employee director compensation program as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on December 23, 2021.

There are no other arrangements or understandings between Ms. Meder and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Meder has any interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Meder is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press Release Dated August 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By:	/s/ Michael A. Pollner
Senior Vice President, General Counsel & Corporate Secretary

Date: August 16, 2022